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                       D O R S E Y  &  W H I T N E Y  L L P

                             Pillsbury Center South
                             220 South Sixth Street
                        Minneapolis, Minnesota 55402-1498
                            Telephone: (612) 340-2600
                               Fax: (612) 340-2868




                                                                    Exhibit 8.1

Conseco Finance Corp.
1100 Landmark Towers
345 St. Peter Street
St. Paul, MN 55102-1639

Conseco Finance Securitizations Corp.
1100 Landmark Towers
345 St. Peter Street
St. Paul, MN 55102-1639

     Re: Federal Income Tax Consequences of Loan-Backed Notes and Certificates for Home Improvement and Home Equity Loans

Ladies and Gentlemen:

     We have acted as counsel to Conseco Finance Corp., a Delaware corporation (the "Company"), and Conseco Finance Securitizations Corp., a Minnesota corporation ("CFSC"), in connection with the preparation of a Registration Statement on Form S-3 filed by the Company and CFSC with the Securities and Exchange Commission (the "Commission") on December 7, 1999 (the "Registration Statement") relating to the registration, by the Company of $5,000,000,000 of Loan-Backed Notes and Certificates for Home Improvement Contracts and Home Equity Loans (the "Securities"), to be issued from time to time in series by Trusts to be formed by CFSC from time to time:

          (i) with respect to Certificates issued by a Trust characterized for federal income tax purposes as a real estate mortgage investment conduit ("REMIC"), under a separate Pooling and Servicing Agreement in substantially the form filed (or incorporated by reference) as Exhibit 4.1 to the Registration Statement (each such agreement, a "Pooling and Servicing Agreement"), among CFSC, as seller, the Company, as originator, guarantor and servicer, and a bank or trust company, as trustee (the "Trustee"); or

          (ii) with respect to Certificates issued by a Trust characterized for tax purposes as a grantor trust, under a separate Pooling and Servicing Agreement in substantially the form filed (or incorporated by reference) as
     Exhibit 4.5 to the Registration Statement, among CFSC, as seller, the Company, as originator, guarantor and servicer, and a bank or trust company, as Trustee; or

          (iii) with respect to Securities issued by a Trust characterized as an owner trust treated as a partnership for tax purposes, under a combination of (a) a separate Trust Agreement in substantially the form filed (or incorporated by reference) as Exhibit 4.3 to the Registration Statement (each such Agreement, a "Trust Agreement"), (b) a separate Sale and Servicing Agreement in substantially the form filed (or incorporated by reference) as Exhibit 4.2 to the Registration Statement (each such Agreement, a "Sale and Servicing Agreement"), and, if such Trust issues Notes, a separate Indenture in substantially the form filed (or incorporated by reference) as Exhibit 4.4 to the Registration Statement (each such Indenture, an "Indenture").
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Conseco Finance Corp.
Conseco Finance Securitizations Corp.
December 7, 1999
Page 2


     The Securities are described in the prospectus constituting Part I of the Registration Statement (the "Prospectus"). Each series of Securities will be more particularly described in a supplement to the Prospectus (each, a "Supplement").

     You have requested our opinion with respect to certain federal income tax consequences of the purchase, ownership and disposition of the Securities. For purposes of rendering our opinion we have examined the Registration Statement. Each Supplement and Pooling and Servicing Agreement or Trust Agreement pertaining to a specific series is to be completed subsequent to the date of this opinion. Accordingly, we have not examined any Supplement or Pooling and Servicing Agreement, Trust Agreement or Indenture relating to any specific series to be issued, and our opinion does not address the contents of any such Supplement, Pooling and Servicing Agreement or Trust Agreement except as and to the extent that the provisions of same may be described in the Prospectus. We understand that each Supplement will contain a discussion of any material federal income tax consequences pertaining to the series to be offered thereunder which are not addressed in the Prospectus.

     As set forth in the Prospectus, for federal income tax purposes each series of Securities will be issued by either a grantor trust ("Grantor Trust"), a real estate mortgage investment conduit ("REMIC"), or an owner trust treated as a partnership ("Owner Trust"). Each series' status as a Grantor Trust, a REMIC, or an Owner Trust under the Internal Revenue Code of 1986, as amended (the "Code") is to be set forth in the Supplement related thereto.

     Our opinion is based upon existing law and currently applicable Treasury Department regulations, current published administrative positions of the Internal Revenue Service contained in revenue rulings and revenue procedures, and judicial decisions, all of which are subject to change, either prospectively or retroactively, and to possibly differing interpretations. Our opinion is also based on the representations and warranties set forth in the applicable Pooling and Servicing Agreement or Trust Agreement and the assumptions that the Company and the Trustee will at all times comply with the requirements of the applicable Agreement, including without limitation, in the case of each REMIC series of Certificates, the requirement that a proper election to be taxed as a REMIC is made in accordance with the applicable Pooling and Servicing Agreement and the Code and that the certificates of such series will be issued as described in the related Supplement and any other prospectus relating to the other classes of certificates of such series. Based upon the foregoing, as of the date hereof it is our opinion that:

          (1) With respect to each Grantor Trust series of Securities, each pool of home improvement contracts and home equity loans and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the home improvement contracts and home equity loans and pursuant to which Certificates will be issued to certificateholders, all as described in the Prospectus, will not be classified as an association taxable as a corporation or a "taxable mortgage pool," within the meaning of Section 7701(i) of the Code, but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code. Each holder of a Certificate will be treated as the owner of an undivided interest in the contracts and other property of the Trust.

          (2) With respect to each Grantor Trust series of Certificates, under
     Section 671 of the Code, each holder of a Security will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the pool of home improvement contracts and home equity loans in which such Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the home improvement contracts and home equity loans comprising that pool.
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Conseco Finance Corp.
Conseco Finance Securitizations Corp.
December 7, 1999
Page 3

          (3) With respect to each REMIC series of Securities, those assets constituting the trust fund created pursuant to the related Pooling and Servicing Agreement and designated as comprising the "real estate mortgage investment conduit" thereunder will qualify as a REMIC under the Code.

          (4) With respect to each Owner Trust series of Certificates, each pool of home improvement contracts and home equity loans and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the contracts and loans and pursuant to which Certificates will be issued to certificateholders, all as described in the Prospectus, will not be characterized as an association or a publicly-traded partnership taxable as a corporation or a "taxable mortgage pool" within the meaning of Section 7701(i) of the Code. As a result, the Trust itself will not be subject to federal income tax but, instead, each holder of a Certificate will be required to take into account its distributive share of items of income and deduction of the Trust as though such items had been realized directly by such holder. If such Trust issues Notes pursuant to an Indenture as described in the Prospectus, the Notes will be classified as debt for federal income tax purposes.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Certain Federal Income Tax Consequences" in the Prospectus, and we hereby confirm that, insofar as they constitute statements of law or legal conclusions as to the likely outcome of material issues under the federal income tax laws, the discussion under such heading accurately sets forth our advice.

Dated: December 7, 1999

                                             Very truly yours,

                                             /s/ Dorsey & Whitney LLP


CFS